As filed with the Securities and Exchange Commission on June 3, 1997
                                                  Registration No. 333-_________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ___________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ___________
                               WANDEL & GOLTERMANN
                               TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

        North Carolina                                       22-1867386
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation of organization                           Identification No.)


          1030 Swabia Court                                  27709-3585
Research Triangle Park, North Carolina                       (Zip Code)
(Address of Principal Executive Offices)


                     Wandel & Goltermann Technologies, Inc.
                               Omnibus Stock Plan
                            (Full title of the Plan)
                               ___________________


                     Wandel & Goltermann Technologies, Inc.
                          Employee Stock Purchase Plan
                            (Full title of the Plan)
                               ___________________

                                 Gerry Chastelet
                      President and Chief Executive Officer
                     Wandel & Goltermann Technologies, Inc.
                                1030 Swabia Court
                Research Triangle Park, North Carolina 27709-3585
                     (Name and address of agent for service)

                                 (919) 941-5730
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Barney Stewart III, Esq.
                             Moore & Van Allen, PLLC
                          NationsBank Corporate Center
                        100 North Tryon Street, Floor 47
                      Charlotte, North Carolina 28202-4003
                                 (704) 331-1000

                               __________________

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                         CALCULATION OF REGISTRATION FEE
                                                                               Proposed Maximum
Title of Securities to be     Amount to be         Proposed Maximum Offering   Aggregate Offering     Amount of
Registered                    Registered (1)       Price Per Share (2)         Price                  Registration Fee
-------------------------     ----------------     -------------------------   -------------------  -------------------

Common Stock                  400,000 shares (3)               $12.3125            $4,925,000            $1,492.42
Common Stock                  100,000 shares (4)               $12.3125            $1,231,250            $  373.11

     TOTAL                    500,000 shares                  --                   $6,156,250            $1,865.53

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(1)  For the sole purpose of  calculating  the  registration  fee, the number of shares to be registered under this Registration Statement has been divided into two subtotals.

(2) Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq
     National Market on May 30, 1997.

(3) Subtotal represents the additional shares issuable upon exercise of options that have not yet been granted under the Omnibus Plan (400,000 shares).

(4) Subtotal represents additional shares authorized to be issued under the Wandel & Goltermann Technologies, Inc. Employee Stock Purchase Plan.



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                     WANDEL & GOLTERMANN TECHNOLOGIES, INC.


                         400,000 Shares of Common Stock
                            Par Value $.01 Per Share

                            Offerred Pursuant to the
                     Wandel & Goltermann Technologies, Inc.
                             Omnibus Stock Plan, and
                          Employee Stock Purchase Plan

     The contents of the  registration  statement  filed on Form S-8 of Wandel &
Goltermann Technologies, Inc., registration number 33-81078, filed July 1, 1994, are hereby incorporated by reference. This registration statement is being filed for the sole purpose of increasing the number of shares registered under the Wandel & Goltermann Technologies, Inc. Omnibus Stock Plan from 775,000 shares to
1,175,000 shares, of increasing the number of shares registered under the Wandel
& Goltermann Technologies, Inc. Employee Stock Purchase Plan from 100,000 shares to 200,000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on May 30, 1996.

                                      WANDEL & GOLTERMANN TECHNOLOGIES, INC.

                                      By: /s/ Gerry Chastelet
                                          --------------------------------------
                                         Gerry Chastelet
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose  signature  appears below  constitutes and appoints Gerry
Chastelet  and  Adelbert   Kuthe,  or  either  of  them,  his  true  and  lawful
attorneys-in-fact   and   agents,   with   full   power  of   substitution   and
resubstitution,  for  him  and in his  name,  place  and  stead,  in any and all capacities, to sign any and all amendments (including post-effective amendments)
to this Registration Statement, and to file the same, with all exhibits thereto, and other  documents in connection  therewith,  with the Securities and Exchange
Commission,  granting  unto said  attorneys-in-fact  and  agents  full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might,  or could,  do in person,  hereby  ratifying and confirming all that said attorneys-in-fact  and agents, or their substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registrant
Statement has been signed by the following persons in the capacities and on the dates indicated.

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


                        Signature                                         Title                              Date
  /s/ Gerry Chastelet                                    President,  Chief Executive Officer and       May 30, 1997
--------------------------------------------             Director (Principal Executive Officer)
                   Gerry Chastelet

  /s/ Adelbert Kuthe                                     Vice  President-Finance  and  Secretary       May 30, 1997
--------------------------------------------             (Principal   Financial  and  Accounting
                  Adelbert Kuthe                         Officer)

  /s/ Albrecht Wandel                                    Chairman                                      May 30, 1997
--------------------------------------------
                  Albrecht Wandel

  /s/ Richard E. Pospisil                                Vice Chairman                                 May 30, 1997
--------------------------------------------
                 Richard E. Pospisil

   /s/ Peter Wagner                                      Director                                      May 30, 1997
--------------------------------------------
                Peter Wagner

   /s/ Rolf Schmid                                       Director                                      May 30, 1997
--------------------------------------------
                 Rolf Schmid

   /s/ Sidney Topol                                      Director                                      May 30, 1997
--------------------------------------------
                Sidney Topol

   /s/ Joachim Simmross                                  Director                                      May 30, 1997
--------------------------------------------
                 Joachim Simmross

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                                  EXHIBIT INDEX



                                                                                      Sequential
Exhibit No.           Description of Document                                          Page No.
-----------           -----------------------                                       -------------
        5.1        Opinion of Moore & Van Allen, PLLC.                                   6

       23.1        Consent of Arthur Andersen & Co., independent public
                   accountants.                                                          7

       23.2 Consent of Moore & Van Allen, PLLC (included in the opinion filed as Exhibit No. 5.1.)

       24.1        Power of Attorney (included on the signature page.)


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